UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     November 17, 2009

First Bancorp
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

341 North Main Street Troy, North Carolina 27371
(Address of Principal Executive Offices) (Zip Code)

(910) 576-6171
(Registrant’s Telephone Number, including area code)

Not Applicable
(Former Name or Address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  FIRST BANCORP

  Index

Page

Item 5.03. – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	3

Item 9.01. – Financial Statements and Exhibits	3

Signatures	4

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The board of directors of First Bancorp (the “Company”) amended and restated the Company’s bylaws, effective November 17, 2009.  The substantive changes to the bylaws include the following:

—	clarified language in a number of places to make it clear that the Chief Executive Officer is the principal executive officer of the Company.

—	added language to make it clear that notices may be delivered by mail, commercial delivery service, or various electronic methods.

—
added language regarding shareholder proposals for consideration at the annual meeting of shareholders, clarifying the procedures for submitting such proposals, clarifying that the bylaws work in tandem with Rule 14a-8 of the Securities and Exchange Commission, and clarifying the procedures for setting the agenda for a special meeting of shareholders, including provisions regarding nominations for election of directors.

—	changed the age for mandatory retirement of directors from 72 to 75.

—	eliminated the provision that allowed a special meeting of a board committee to be called upon 12 hours. All such meetings now require 24 hours notice.

—
provided that the time for the annual election of corporate officers by the board will be the first board meeting after the beginning of each fiscal year, instead of the prior provision that called for such elections to occur at the first board meeting after the annual meeting of shareholders.

—	expanded and clarified the description of the Chairman of the Board position.

The above description of the Amended and Restated Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 3.1	Amended and Restated Bylaws of First Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           November 20, 2009

FIRST BANCORP

By:	/s/ Jerry L. Ocheltree
	Name:	Jerry L. Ocheltree
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
3.1	Amended and Restated Bylaws of First Bancorp